                                                                     EXHIBIT 3.1

                         [LOGO OF STATE OF CALIFORNIA]

                                                                       [SEAL]

                              SECRETARY OF STATE

     I, BILL JONES, Secretary of State of the State of California, hereby certify:

     That the attached transcript of 22 page(s) has been compared with the record on file in this office, of which it purports to be a copy, and that it is full, true and correct.


[SEAL]                             IN WITNESS WHEREOF, I execute this
                                      certificate and affix the Great Seal of
                                      the State of California.

                                                  JAN 8 2000
                                      -----------------------------------------
                                              /s/ Bill Jones
                                                  Secretary of State

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                              INVENTA CORPORATION

     David A. Lavanty and Michael J. O'Donnell certify that:

     1. They are the duly elected and acting President and Assistant Secretary, respectively, of Inventa Corporation, a California corporation (the "Corporation").

     2. The Articles of Incorporation of this Corporation are hereby amended and restated in full to read as set forth in Exhibit A attached hereto.
                                             ---------

     3. The attached amendment and restatement of the Articles of Incorporation of this Corporation has been duly approved by the Board of Directors of this Corporation.

     4. The attached amendment and restatement of the Articles of Incorporation of this Corporation has been approved by the holders of the requisite number of shares of this Corporation in accordance with Sections 902 and 903 of the California Corporations Code. The total number of outstanding shares of each class entitled to vote with respect to the attached amendment and restatement was 800,000 shares of Series A Preferred Stock, 2,560,000 shares of Series B Preferred Stock, 8,055,511 shares of Series C Preferred Stock and 4,755,194 shares of Common Stock. The number of shares voting in favor of the attached amendment and restatement equaled or exceeded the vote required, such required vote being a majority of the outstanding shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Common Stock, voting as separate classes.

     The undersigned further declare under penalty of perjury that the matters set forth in this Certificate are true and correct of their own knowledge.

     Executed at Redwood Shores, California on December 29, 1999.

                                    /s/ David A. Lavanty,
                                    --------------------------------
                                    David A. Lavanty,
                                    President



                                    /s/ Michael J. O'Donnell,
                                    --------------------------------
                                    Michael J. O'Donnell,
                                    Assistant Secretary

                                   EXHIBIT A
                                  ----------

                AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                      OF

                              INVENTA CORPORATION


                                      I.

     The name of this corporation is Inventa Corporation (the "Corporation").


                                      II.

     The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.


                                     III.

     This Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is 39,779,511 shares, of which 25,000,000 shares shall be Common Stock with a par value of $0.001 per share and of which 14,779,511 shares shall be Preferred Stock, 1,000,000 of which are designated Series A Preferred Stock with a par value of $0.001 per share, 2,560,000 of which are designated Series B Preferred Stock with a par value of $0.001 per share, 8,219,511 of which are designated Series C Preferred Stock with a par value of $0.001 per share and 3,000,000 of which are designated Series D Preferred Stock with a par value of $0.001 per share. The Board of Directors is authorized to fix the number of shares of any series of Preferred Stock and to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series of Preferred Stock, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series.

                                      IV.

     The rights, preferences, privileges and restrictions granted to or imposed upon the Common Stock and Preferred Stock are as follows:

     1.  Dividend Provisions.  The holders of shares of Series A Preferred Stock
         -------------------
("Series A Preferred"), Series B Preferred Stock ("Series B Preferred"), Series C Preferred Stock ("Series C Preferred") and Series D Preferred Stock ("Series D Preferred") shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this Corporation) on the Common Stock of this Corporation, at the rate of $0.03 per annum per share of Series A Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares), $0.075 per annum per share of Series B Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares), $0.10 per annum per share of Series C Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) and $0.59 per annum per share of Series D Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) or, if greater (as determined on a per annum basis and on an as converted basis for the Preferred Stock), an amount equal to that paid on the Common Stock. Such dividends shall be payable when, as, and if declared by the Board of Directors, and shall not be cumulative, and no right shall accrue to holders of Common Stock or Preferred Stock by reason of the fact that dividends on said shares are not declared in any prior period. After payment has been made to the holders of Preferred Stock of the full amounts to which they shall be entitled as set forth in this Section 1, the holders of Preferred Stock and Common Stock shall be entitled to receive ratably on an as-converted basis any remaining funds declared as dividends.

     2.  Liquidation Preference.
         ----------------------

         (a)  Preferred Preference. In the event of any liquidation,
              --------------------
dissolution, or winding up of the Corporation, either voluntary or involuntary, the holders of the Series C Preferred and Series D Preferred shall be entitled to receive on a pro rata basis, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Series A Preferred, Series B Preferred and Common Stock, by reason of their ownership of such stock, an amount per share equal to the sum of $1.25 per share of Series C Preferred and $7.41 per share of Series D Preferred (in each case as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) plus declared and unpaid dividends, for each share of Series C Preferred or Series D Preferred then held by them. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series C Preferred and Series D Preferred shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Corporation legally available for distribution shall be distributed among the holders of the Series C Preferred and Series D Preferred in proportion to the aggregate liquidation preference of the shares held by each such holder.

     (b) After payment has been made to the holders of the Series C Preferred and Series D Preferred of the full amounts to which they shall be entitled as set forth in paragraph 2(a) above, the holders of Series A Preferred and Series B Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets of this Corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to $0.50 for each outstanding share of Series A Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares), and $1.25 for each outstanding share of Series B Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares), plus an amount equal to any declared but unpaid dividends for each share of Series A Preferred and Series B Preferred then held by them. If upon the occurrence of such event, the assets and funds thus distributed among the holders of Series A Preferred and Series B Preferred shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of this Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred and Series B Preferred in proportion to the aggregate Series A Preferred liquidation preference and the Series B Preferred liquidation preference.

     (c) After payment has been made to the holders of the Preferred Stock of the full amounts to which they shall be entitled to as set forth in paragraphs 2(a) and 2(b) above, the holders of the Common Stock shall then be entitled to receive the amount of $0.40 per share for each share of Common Stock then held by them (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares), plus an amount equal to all declared but unpaid dividends for each share of Common Stock then held by them. If the assets and funds thus distributed among the holders of the Common Stock shall be insufficient to permit the payment to such holders of the full aforesaid amount, then the entire assets and funds of the Corporation legally available for distribution, shall be distributed among the holders of the Common Stock ratably on a per-share basis.

     (d) After payment has been made to the holders of the Preferred Stock and the Common Stock of the full amount to which they shall be entitled as set forth in paragraphs 2(a), 2(b) and 2(c) above, the holders of the Preferred Stock and Common Stock shall be entitled to receive ratably on a per-share basis all the remaining assets based upon the number of shares of Common Stock into which each share of Preferred Stock is then convertible; provided, however, that the holders of Preferred Stock shall not be entitled to receive pursuant to this paragraph (d) (including amounts received pursuant to paragraphs 2 (a) and 2(b) above) more than a total of $1.00 per share of Series A Preferred, $2.50 per share of Series B Preferred, $2.50 per share of Series C Preferred and $14.82 per share of Series D Preferred then held by them (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) plus declared and unpaid dividends.

     (e) After payment has been made to the holders of the Preferred Stock and the Common Stock of the full amounts to which they shall be entitled as set forth in paragraphs 2(a), 2(b), 2(c) and 2(d) above, the holders of the Common Stock shall be entitled to receive ratably on a per-share basis all the remaining assets.

               (f)  Mergers. Unless waived by the approval (by vote or written
                    -------
consent, as provided by law) of the holders of 66 2/3% of the then outstanding Series C Preferred and holders of 66 2/3% of the then outstanding Series D Preferred, for purposes of this Section 2, a merger or consolidation of the Corporation with or into any other corporation or corporations, or the merger of any other corporation or corporations into the Corporation, in which the shareholders of the Corporation receive distributions in cash or securities of another corporation or corporations as a result of such consolidation or merger, a reorganization, including a sale of the capital stock of the Corporation, where the shareholders of the Corporation immediately prior to the transaction possess less than 50% of the voting power of the surviving entity (or its parent) immediately after the transaction, or a sale of all or substantially all of the assets of the Corporation, shall be treated as a liquidation, dissolution or winding up of the Corporation; provided that the holders of the Preferred Stock and the Common Stock shall each be paid the liquidation preference in cash or in the securities received or in a combination thereof (which combination shall be in the same proportions as the consideration received in the transaction). Any securities to be delivered to the holders of the Preferred Stock and Common Stock upon merger, reorganization or sale of substantially all the assets of the Corporation shall be valued as follows:

                    (i) if traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the 30-day period ending three (3) business days prior to the closing;

                   (ii) if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the 30-day period ending three (3) business days prior to the closing; and

                  (iii) if there is no active public market, the value shall be the fair market value thereof as mutually determined by the Corporation and the holders of not less than a majority of the outstanding shares of the Preferred Stock, provided that if the Corporation and the holders of a majority of the outstanding shares of the Preferred Stock are unable to reach agreement, then by independent appraisal by an investment banker hired and paid by the Corporation, but acceptable to the holders of a majority of the outstanding shares of Preferred Stock.

          (g) As authorized by Section 402.5(c) of the California Corporations Code, the provisions of Sections 502 and 503 of the California Corporations Code shall not apply with respect to repurchase by the Corporation of shares of Common Stock issued to or held by employees or consultants of the Corporation or its subsidiaries upon termination of their employment or services pursuant to agreement providing for the right of said repurchase.

     3.   Conversion. The holders of Preferred Stock shall have conversion
          ----------
rights as follows (the "Conversion Rights"):

          (a)  Right to Convert. Each share of Preferred Stock shall be
               ----------------
convertible into share(s) of Common Stock without the payment of any additional consideration by the holder thereof and, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for the Preferred Stock. Each share of Preferred Stock shall be convertible into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the applicable Original Issue Price of such share of Preferred Stock by the Conversion Price (the "Conversion Price") at the time in effect for a share of such series of Preferred Stock. The Original Issue Price per share of Series A Preferred is $0.50, and the Conversion Price per share of Series A Preferred initially shall be $0.50. The Original Issue Price per share of Series B Preferred is $1.25, and the Conversion Price per share of Series B Preferred initially shall be $1.25. The Original Issue Price per share of Series C Preferred is $1.25, and the Conversion Price per share of Series C Preferred initially shall be $1.25. The Original Issue Price per share of Series D Preferred is $7.41, and the Conversion Price per share of Series D Preferred initially shall be $7.41. The Conversion Price of each series of Preferred Stock shall be subject to adjustment from time to time as provided below. The number of shares of Common Stock into which a share of Preferred Stock is convertible is hereinafter referred to as the "Conversion Rate" of such series.

          (b)  Automatic Conversion. Each share of Preferred Stock shall
               --------------------
automatically be converted into shares of Common Stock at the then effective Conversion Rate immediately upon the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock in which the aggregate proceeds raised equals or exceeds $20,000,000 (a "Qualified Public Offering").

     Notwithstanding the foregoing, each share of Series A Preferred, Series B Preferred and Series C Preferred shall automatically be converted into shares of Common Stock at the applicable effective Conversion Rate upon the approval (by vote or written consent, as provided by law) of (i) the holders of at least 2/3 of the then outstanding shares of Series A Preferred, Series B Preferred and Series C Preferred (voting together as a separate class) and (ii) the holders of at least 2/3 of the then outstanding shares of Series C Preferred.

     Notwithstanding the foregoing, each share of Series D Preferred shall automatically be converted into shares of Common Stock at the applicable effective Conversion Rate upon the approval (by vote or written consent, as provided by law) of the holders of at least 2/3 of the then outstanding shares of Series D Preferred.

          (c)  Mechanics of Conversion. Before any holder of the Preferred Stock
               -----------------------
shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Preferred Stock and shall give written notice to the Corporation at such office that he elects to convert the same (except that no such written notice of election to convert shall be necessary in the event of an automatic conversion pursuant to Section 3(b) hereof). The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted (except that in the case of an automatic conversion pursuant to Section 3(b) hereof such conversion shall be deemed to have been made immediately prior to the closing of the offering referred to in
Section 3(b)) and the person
or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

          (d)  Fractional Shares. In lieu of any fractional shares to which the
               -----------------
holder of Preferred Stock would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of one share of each such series of Preferred Stock as determined by the Board of Directors of the Corporation. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock of each holder to be converted at such time into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

          (e)  Adjustment of Conversion Price. The Conversion Price of each
               ------------------------------
series of Preferred Stock shall be subject to adjustment from time to time as follows:

               (i) If the Corporation shall issue any Common Stock other than "Excluded Stock", as defined below, without consideration or for consideration per share less than the applicable Conversion Price for such series in effect on the date of and immediately prior to such issuance, then and in such event, the Conversion Price in effect for such series shall be reduced, concurrently with such issuance, to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding (including any shares of Common Stock issuable upon conversion of the Preferred Stock, or deemed to have been issued pursuant to subdivision
(3) of this clause (i) and to clause (ii) below) immediately prior to such issuance plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of shares of Common Stock so issued would purchase at such Conversion Price; and the denominator of which shall be the total number of shares of Common Stock outstanding (including any shares of Common Stock issuable upon conversion of the Preferred Stock or deemed to have been issued pursuant to subdivision (3) of this clause (i) and to clause (ii) below) immediately prior to such issuance plus the additional shares of Common Stock issued in such issuance (but not including any additional shares of Common Stock deemed to be issued as a result of any adjustment in the Conversion Price resulting from such issuance).


               For purposes of any adjustment of the Conversion Price pursuant to this clause (i), the following provisions shall be applicable:

                    (1) In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor after deducting any discounts or commissions paid or incurred by the Corporation in connection with the issuance and sale thereof.

                    (2) In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined by the Board of Directors of the Corporation, in accordance with generally accepted accounting treatment; provided, however, that if, at the time of
                      --------  -------
such determination, the Corporation's Common Stock is traded in the over-the-counter market or on a national or regional securities exchange, such fair market value as determined by the board of directors of the Corporation shall not exceed the aggregate "Current Market Price" (as defined below) of the shares of Common Stock being issued.

                    (3) In the case of the issuance of (i) options to purchase or rights to subscribe for Common Stock (other than Excluded Stock), (ii) securities by their terms convertible into or exchangeable for Common Stock (other than Excluded Stock), or (iii) options to purchase or rights to subscribe for such convertible or exchangeable securities:

                    (A) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subdivisions (1) and (2) above), if any, received by the Corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

                    (B) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subdivisions (1) and (2) above);

                    (C) on any change in the number of shares of Common Stock deliverable upon exercise of any such options or rights or conversion of or exchange for such convertible or exchangeable securities, or on any change in the minimum purchase price of such options, rights or securities, other than a change resulting from the antidilution provisions of such options, rights or securities, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have been obtained had the adjustment made upon (x) the issuance of such options, rights or securities not exercised, converted or exchanged prior to such change, as the case may be, been made upon the basis of such change or (y) the options or rights related to such securities not converted or exchanged prior to such change, as the case may be, been made upon the basis of such change; and

                    (D) on the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have been obtained had the adjustment made upon the issuance of such options, rights, convertible or exchangeable securities or options or rights related to such convertible or exchangeable securities, as the case may be, been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such convertible or exchangeable securities or upon the exercise of the options or rights related to such convertible or exchangeable securities, as the case may be.

               (ii)   "Excluded Stock" shall mean:

                      (1) all shares of Common Stock issued and outstanding on the date this document is filed with the California Secretary of State and all shares issuable upon exercise of options or warrants outstanding on the date this document is filed with the California Secretary of State;

                      (2) all shares of Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred and the Common Stock into which such shares are convertible;

                      (3) up to 1,562,808 shares of Common Stock, warrants or options to purchase Common Stock or other securities issued to officers, directors, consultants or employees of the Corporation pursuant to any plan or arrangement approved by the Board of Directors of the Corporation; and

                      (4) shares of Common Stock, warrants or options to purchase Common Stock or other securities issued to officers, directors, consultants or employees of the Corporation pursuant to any plan or arrangement approved by a 2/3 vote of the Board of Directors of the Corporation.

                      All outstanding shares of Excluded Stock (including any shares issuable upon conversion of the Preferred Stock) shall be deemed to be outstanding for all purposes of the computations of Section 3(e)(i) above.

               (iii) If the number of shares of Common Stock outstanding at any time after the date hereof is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, on the date such payment is made or such change is effective, the respective Conversion Prices of Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of any shares of such series of Preferred Stock shall be increased in proportion to such increase of outstanding shares of Common Stock.

               (iv) If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, then, on the effective date of such combination, the respective Conversion Prices of Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of any shares of a series of Preferred Stock shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

                (v) In case the Corporation shall declare a cash dividend upon its Common Stock payable otherwise than out of retained earnings or shall distribute to holders of its Common Stock shares of its capital stock (other than Common Stock), stock or other securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights (excluding options to purchase and rights to subscribe for Common Stock or other securities of the Corporation convertible into or exchangeable for Common Stock), then, in each such case, the holders of shares of Preferred Stock shall, concurrent with the distribution to holders of Common Stock, receive a like distribution based upon the number of shares of Common Stock into which such shares of Preferred Stock are convertible.

               (vi) In case, at any time after the date hereof, of any capital reorganization, or any reclassification of the stock of the Corporation (other than as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Corporation with or into another person (other than a consolidation or merger in which the Corporation is the continuing entity and which does not result in any change in the Common Stock), or of the sale or other disposition of all or substantially all the properties and assets of the Corporation, the shares of Preferred Stock shall, after such reorganization, reclassification, consolidation, merger, sale or other disposition, be convertible into the kind and number of shares of stock or other securities or property of the Corporation or otherwise to which such holder would have been entitled if immediately prior to such reorganization, reclassification, consolidation, merger, sale or other disposition he had converted his shares of Preferred Stock into Common Stock. The provisions of this clause (vi) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or other dispositions.

                (vii) All calculations under this Section 3 shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share, as the case may be.

               (viii) For the purpose of any computation pursuant to this
Section 3(e), the "Current Market Price" at any date of one share of Common Stock, shall be deemed to be the average of the highest reported bid and the lowest reported offer prices on the preceding business day as furnished by the National Quotation Bureau, Incorporated (or equivalent recognized source of quotations); provided, however, that if the Common Stock is not traded in such
             --------  -------
manner that the quotations referred to in this clause (viii) are available for the period required hereunder, Current Market Price shall be determined in good faith by the Board of Directors of the Corporation, but if challenged by the holders of more than 50% of the outstanding Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred, voting as separate classes, then as determined by an independent appraiser selected by the Board of Directors of the Corporation, the cost of such appraisal to be borne equally by the Corporation and the challenging parties.

          (f)  Minimal Adjustments. No adjustment in the Conversion Price need
               -------------------
be made if such adjustment would result in a change in the Conversion Price of less than $0.01. Any adjustment of less than $0.01 which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of $0.01 or more in the Conversion Price.

          (g)  No Impairment. Without the consent of the majority of the
               -------------
outstanding shares of Preferred Stock, the Corporation will not through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Preferred Stock against impairment.

          (h)  Certificate as to Adjustments. Upon the occurrence of each
               -----------------------------
adjustment or readjustment of the Conversion Rate pursuant to this Section 3, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments,
(ii) the Conversion Rate of such series at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversions of such holder's shares of Preferred Stock.

          (i)  Notices of Record Date. In the event of any taking by the
               ----------------------
Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property or to receive any other right, the Corporation shall mail to each holder of Preferred Stock at least ten (10) days prior to such record date, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution or right, and the amount and character of such dividend, distribution or right.

          (j)  Reservation of Stock Issuable Upon Conversion. The Corporation
               ---------------------------------------------
shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

          (k)  Notices. Any notice required by the provisions of this Section 3
               -------
to be given to the holder of shares of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

          (l)  Reissuance of Converted Shares. No shares of Preferred Stock
               ------------------------------
which have been converted into Common Stock after the original issuance thereof shall ever again be reissued and all such shares so converted shall upon such conversion cease to be a part of the authorized shares of the Corporation.

          (m)  Special Adjustment of Conversion Price for Qualified Public
               -----------------------------------------------------------
Offering. Notwithstanding Section 3(a) above, in the event the Series D
--------
Preferred is automatically converted into Common Stock by reason of a Qualified Public Offering as set forth in Section 3(b) hereof, and the initial public offering price per share (the "IPO Price") is less than 125% of the Original Issue Price of the Series D Preferred (adjusted for stock splits and the like), then the Conversion Price per share of Series D Preferred shall be reduced to a number equal to the quotient of (i) the Conversion Price of the Series D Preferred in effect immediately prior to such offering divided by (ii) a fraction, the numerator of which is the Original Issue Price of the Series D Preferred multiplied by 1.25 and the denominator of which is the IPO Price.

     4.   Voting Rights.  The holder of each share of Preferred Stock shall be
          -------------
entitled to the number of votes equal to the number of shares of Common Stock into which each share of Preferred Stock could be converted on the record date for the vote or consent of shareholders written consent and, except as otherwise required by law or provided for herein, shall have voting rights and powers equal to the voting rights and powers of the Common Stock. The holder of each share of Preferred Stock shall be entitled to notice of any shareholders' meeting in accordance with the bylaws of the Corporation and shall vote with holders of the Common Stock upon the election of directors, except as provided in Section 5 herein, and upon any other matter submitted to a vote of shareholders, except those matters required by law to be submitted to a class vote. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares of Common Stock into which shares of Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half rounded upward to one).

     5.   Election of Directors. At each election of the Corporation's
          ---------------------
directors, (i) the holders of the Corporation's Series A Preferred shall have the right, voting as a separate class (with cumulative voting rights as among themselves in accordance with Section 708 of the California Corporations Code) to elect one (1) member of the Board of Directors, (ii) the holders of the Corporation's Series B Preferred shall have the right, voting as a separate class (with cumulative voting rights as among themselves in accordance with Section 708 of the California Corporations Code) to elect one (1) member of the Board of Directors, (iii) the holders of the Corporation's Series C Preferred shall have the right, voting as a separate class (with cumulative voting rights as among themselves in accordance with Section 708 of the California Corporations Code) to elect two (2) members of the Board of Directors, and (iv) the holders of the Corporation's Common Stock shall have the right, voting as a separate class (with cumulative voting rights as among themselves in accordance with Section 708 of the California Corporations Code) to elect two (2) members of the Board of Directors. Any additional directors shall be elected by all of the holders of Common Stock and Preferred Stock, voting as a single class.

     6.  Protective Provisions.
         ---------------------

          (a) In addition to any other class vote that may be required by law, this Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Preferred Stock:

                 (i) sell, convey or otherwise dispose of all or substantially all of its property or business, or merge into or effect a reorganization with any other corporation (other than a wholly owned subsidiary corporation) in which the shareholders of this Corporation immediately prior to the transaction possess less than 50% of the voting power of the surviving entity (or its parent) immediately after the transaction, or sell the capital stock of the Corporation where the shareholders of this Corporation immediately prior to the transaction possess less than 50% of the voting power of the Corporation immediately after the transaction;

                 (ii) change the rights, preferences, privileges or restrictions of the Preferred Stock;

                 (iii) increase or decrease the aggregate number of authorized shares of Preferred Stock, other than as provided in either subdivision (b) of
Section 405 or subdivision (c) of Section 902 of the California Corporations
Code;

                 (iv) create a new class or series of shares having rights, preferences or privileges or increase the number of authorized shares of any class or shares having rights, preferences or privileges equal to or senior to any outstanding class or series;

                 (v) pay any dividend on or purchase, redeem or otherwise acquire any security junior to the Preferred Stock other than repurchases at cost from employees, consultants, lessors or suppliers upon termination of employment, consulting, lessor-lessee, or supplier-purchaser relationship, respectively; or

                 (vi)    voluntarily dissolve or liquidate the Corporation.

          (b) Notwithstanding the foregoing Section 6(a), in addition to any other series vote that may be required by law, so long as 40% of the originally issued shares of Series C Preferred are outstanding, this Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series C Preferred:

                 (i) materially adversely change the rights, preferences, privileges or restrictions of the Series C Preferred;

                (ii) increase or decrease the aggregate number of authorized shares of Series C Preferred, other than as provided in either subdivision (b) of Section 405 or subdivision (c) of Section 902 of the California Corporations Code; or

               (iii) create a new class or series of shares having rights, preferences or privileges senior to the Series C Preferred.

          (c) Notwithstanding the foregoing Sections 6(a) and 6(b), in addition to any other series vote that may be required by law, so long as 40% of the originally issued shares of Series C Preferred are outstanding, this Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of 66 2/3% of the then outstanding shares of Series C Preferred, voluntarily dissolve or liquidate, sell, convey or otherwise dispose of all or substantially all of its property or business, or merge into or effect a reorganization with any other corporation (other than a wholly owned subsidiary corporation) in which the shareholders of this Corporation immediately prior to the transaction possess less than 50% of the voting power of the surviving entity (or its parent) immediately after the transaction if the consideration received by the holders of the Series C Preferred as a result of any such liquidation, dissolution, merger or sale of all or substantially all of the assets of the Corporation is less than $2.50 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares).

          (d) Notwithstanding the foregoing Section 6(a), in addition to any other series vote that may be required by law, so long as 40% of the originally issued shares of Series D Preferred are outstanding, this Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of 66 2/3% of the then outstanding shares of Series D Preferred, materially adversely change the rights, preferences, privileges or restrictions of the Series D Preferred.

          (e) Unless otherwise required by California law or except as provided herein, the holders of Common Stock will not have the right to vote as a separate class on any matter.

     7.   Repurchase of Shares. In connection with repurchases by this
          --------------------
Corporation of its Common Stock, pursuant to its agreements with certain of the holders thereof, Sections 502 and 503 of the California General Corporation Law shall not apply in whole or in part with respect to such repurchases.

     8.   Series B Preferred - Right of Redemption.
          ----------------------------------------

          (a) Subject to Section 8(e) herein, the Corporation shall be obligated to redeem the Series B Preferred as follows:

               (i) At any time after March 31, 2004, the holders of a majority of the then outstanding shares of Series B Preferred (the "Series B Initiating Holders") may require the Corporation to the extent it may lawfully do so, to redeem all of the outstanding Series B Preferred in three (3) equal annual installments with the first installment date being the date forty-five (45) days after receipt by the Corporation of the Series B Exercise Notice (as defined below), the second installment being the date one (1) year from the first installment date and the last installment date being a date two (2) years from such first installment date (each a "Series B Redemption Date"). The Corporation shall effect such redemptions on the applicable Series B Redemption Date by paying in cash in exchange for each share of Series B Preferred to be redeemed on each applicable Series B Redemption Date a sum equal to the fair market value per share of Series B Preferred as of the date of receipt by the Corporation of the Series B Exercise Notice plus all accrued and unpaid dividends thereon. The fair market value per share of Series B Preferred for the purposes of this Section 8, shall be determined by the Board of Directors of the Corporation. If such determination is unacceptable to the holders of a majority of the Series B Preferred, then the fair market value per share of Series B Preferred shall be determined by an investment banking firm mutually acceptable to the Corporation and the holders of a majority of the Series B Preferred. The Series B Initiating Holders shall have the right to revoke a Series B Exercise Notice by giving written notice to the Corporation within fifteen (15) days after their receipt of the Series B Redemption Notice (as defined below). The total amount to be paid for the Series B Preferred is hereinafter referred to as the "Series B Redemption Price." The number of shares of Series B Preferred that the Corporation shall be required to redeem on any one Series B Redemption Date shall be equal to the amount determined by dividing (i) the aggregate number of shares of Series B Preferred outstanding immediately prior to the Series B Redemption Date by (ii) the number of remaining Series B Redemption Dates (including the Series B Redemption Date to which such calculation applies). Shares subject to redemption pursuant to this Section 8(a) shall be redeemed from each holder of Series B Preferred on a pro rata basis.

               (ii) At any time after March 31, 2004, the Series B Initiating Holders can elect to exercise the right of first redemption pursuant to this
Section 8(a) by providing written notice (the "Series B Exercise Notice") to the Corporation. Within fifteen (15) days after the receipt of the Series B Exercise Notice, the Corporation shall (i) send a notice (a "Series B Redemption Notice") to each holder of record of the Series B Preferred to be redeemed at the address of such holder appearing on the books of the Corporation setting forth (a) the Series B Redemption Price for the shares to be redeemed and (b) the place at which such holders may obtain payment of the Series B Redemption Price upon surrender of their share certificates, and (ii) send a notice to each holder of record of the Series C Preferred at the address of such holder appearing on the books of the Corporation notifying such holders of the election of the holders of the Series B Preferred to exercise the right of redemption of the Series B Preferred. If the Corporation does not have sufficient funds legally available to redeem all shares to be redeemed at any Series B Redemption Date (including, if applicable, those to be redeemed at the option of the Corporation), then it shall redeem such shares pro rata (based on the portion of the aggregate Series B Redemption Price payable to them) to the extent possible and shall redeem the remaining shares to be redeemed as soon as sufficient funds are legally available.

          (b) On each Series B Redemption Date, the Corporation shall deposit the portion of the Series B Redemption Price sufficient to redeem the shares to be redeemed upon such Series B Redemption Date with a bank or trust corporation having aggregate capital and surplus in excess of $100,000,000, as a trust fund, with irrevocable instructions and authority to the bank or trust corporation to pay, on and after such Series B Redemption Date, the applicable portion of the

Series B Redemption Price to their respective holders upon the surrender of their share certificates. Any monies deposited by the Corporation pursuant to this Section 8(b) for the redemption of shares thereafter converted into shares of Common Stock pursuant to Section 3 hereof no later than the fifth (5th) day preceding the applicable Series B Redemption Date shall be returned to the Corporation forthwith upon such conversion. The balance of any funds deposited by the Corporation pursuant to this Section 8(b) remaining unclaimed at the expiration of one (1) year following such Series B Redemption Date shall be returned to the Corporation.

          (c) On or after such Series B Redemption Date, each holder of shares of Series B Preferred to be redeemed shall surrender such holder's certificates representing such shares to the Corporation in the manner and at the place designated in the Redemption Notice, and thereupon the applicable portion of the Series B Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event less than all the shares represented by such certificates are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after the date the Corporation deposits funds pursuant to Section 8(b) hereof with respect to shares to be redeemed on such Series B Redemption Date, unless there shall have been a default in payment of the applicable portion of the Series B Redemption Price or the Corporation is unable to pay the applicable portion of the Series B Redemption Price due to not having sufficient legally available funds, all rights of the holders of such shares as holders of Series B Preferred (except the right to receive the Series B Redemption Price without interest upon surrender of their certificates), shall cease and terminate with respect to such shares, provided that in the event that shares of Series B Preferred are not redeemed due to a default in payment by the Corporation or because the Corporation does not have sufficient legally available funds, such shares of Series B Preferred shall remain outstanding and shall be entitled to all of the rights and preferences provided herein.

          (d) In the event of a call for redemption of any shares of Series B Preferred, the Conversion Rights (as defined in Section 3) for the shares of Series B Preferred to be redeemed on a particular Series B Redemption Date shall terminate at the close of business on the fifth (5th) day preceding such Series B Redemption Date, unless default is made in payment of the Series B Redemption Price.

          (e) In the event that the Series B Initiating Holders have elected to exercise their right of redemption pursuant to this Section 8 and to the extent that the Company receives the Series C Exercise Notice (as defined below) from the Series C Initiating Holders (as defined below) or the Series D Exercise Notice (as defined below) from the Series D Initiating Holders (as defined below) prior to the deposit by the Company of funds pursuant to Section 8(b) hereof with respect to any applicable Series B Redemption Date, the right of redemption of the Series C Preferred and the Series D Preferred shall be superior and in preference to the right of redemption of the Series B Preferred and the holders of the Series C Preferred and Series D Preferred shall be entitled to receive the full amount of the Series C Redemption Price and the Series D Redemption Price out of legally available funds of the Corporation prior to the payment of any portion of the Series B Redemption Price not previously deposited by the Company pursuant to Section 8(b) or required to be paid to the holders of the Series B Preferred pursuant to the last sentence of
Section 8(a)(ii) hereof. In such
event, after the full amount of the Series C Redemption Price and the Series D Redemption Price has been deposited pursuant to Sections 9(b) and 10(b) below, the holders of the Series B Preferred shall be entitled to receive the full amount of the Series B Redemption Price of the Series B Preferred. If the funds of the Corporation legally available for redemption of shares of the Series B Preferred, Series C Preferred or Series D Preferred are insufficient to redeem the total number of shares of Series B Preferred, Series C Preferred or Series D Preferred to be redeemed on a Series B Redemption Date, Series C Redemption Date or Series D Redemption Date, those funds which are legally available will be used to redeem the maximum possible number of such shares from first the holders of the Series C Preferred and Series D Preferred to the extent of the full amount of the Series C Redemption Price and Series D Redemption Price pro rata based on the relative redemption price of such series and next to the holders of the Series B Preferred to the extent of the full amount of the Series B Redemption Price. The shares of Series B Preferred, Series C Preferred or Series D Preferred not redeemed, as the case may be, shall remain outstanding and entitled to all the rights and preferences provided herein, including the rights of conversion set forth in Section 3. At any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Series B Preferred, Series C Preferred or Series D Preferred, as the case may be, such funds will immediately be used to redeem the balance of the shares which the Corporation has become obliged to redeem on any Redemption Date but which it has not redeemed.

     9.   Series C Preferred - Right of Redemption.
          ----------------------------------------

          (a) Subject to Section 8(e) above, the Corporation shall be obligated to redeem the Series C Preferred as follows:

               (i) Beginning on or after March 31, 2004, the holders of 66 2/3% of the then outstanding shares of Series C Preferred (the "Series C Initiating Holders") may require the Corporation to the extent it may lawfully do so, to redeem all of the outstanding Series C Preferred. Such redemption shall occur on the 45th day following the Corporation's receipt of the Series C Exercise Notice (as defined below) (such date being herein referred to as the "Initial Series C Redemption Date"), provided that the Series C Initiating
                                     --------
Holders shall have the right to revoke a Series C Exercise Notice by giving written notice to the Corporation within fifteen (15) days after their receipt of the Series C Redemption Notice, and provided further that in lieu of
                                       -------- -------
redeeming all of the Series C Preferred on the Initial Series C Redemption Date the Corporation shall have the right to redeem the Series C Preferred in three
(3) equal installments, with the first installment date being the Initial Series C Redemption Date, the second installment being the first anniversary of the Initial Series C Redemption Date and the last installment being the second anniversary of the Initial Series C Redemption Date (the Initial Series C Redemption Date and each of such other redemption dates being herein referred to as a "Series C Redemption Date"). The Corporation shall effect such redemptions on the applicable Series C Redemption Date by paying in cash in exchange for each share of Series C Preferred to be redeemed on each applicable Series C Redemption Date, a sum equal to the fair market value per share of Series C Preferred as of the date of receipt by the Corporation of the Series C Exercise Notice plus all accrued and unpaid dividends with respect to such shares thereon plus interest at the rate of 10% per annum payable on the amount of the unpaid Series C Redemption Price (as hereinafter defined) accruing from the Initial Series C Redemption

Date until paid. The fair market value per share of Series C Preferred for the purposes of this Section 9, shall be determined by the Board of Directors of the Corporation. If such determination is unacceptable to the holders of a majority of the Series C Preferred, then the fair market value per share of Series C Preferred shall be determined by an investment banking firm mutually acceptable to the Corporation and the holders of a majority of the Series C Preferred. The total amount to be paid for the Series C Preferred is hereinafter referred to as the "Series C Redemption Price." The number of shares of Series C Preferred that the Corporation shall be required to redeem on any one Series C Redemption Date shall be equal to the amount determined by dividing (i) the aggregate number of shares of Series C Preferred outstanding immediately prior to the Series C Redemption Date by (ii) the number of remaining Series C Redemption Dates (including the Series C Redemption Date to which such calculation applies). Shares subject to redemption pursuant to this Section 9(a) shall be redeemed from each holder of Series C Preferred on a pro rata basis.

               (ii) At any time after March 31, 2004, the Series C Initiating Holders can elect to exercise the right of first redemption pursuant to this
Section 9(a) by providing written notice (the "Series C Exercise Notice") to the Corporation. Within fifteen (15) days after the receipt of the Series C Exercise Notice, the Corporation shall (i) send a notice (a Series C "Redemption Notice") to each holder of record of the Series C Preferred to be redeemed at the address of such holder appearing on the books of the Corporation setting forth (a) the Series C Redemption Price for the shares to be redeemed and (b) the place at which such holders may obtain payment of the Series C Redemption Price upon surrender of their share certificates. If the Corporation does not have sufficient funds legally available to redeem all shares to be redeemed at the Series C Redemption Date (including, if applicable, those to be redeemed at the option of the Corporation), then it shall redeem such shares pro rata (based on the portion of the aggregate Series C Redemption Price payable to them) to the extent possible and shall redeem the remaining shares to be redeemed as soon as sufficient funds are legally available.

          (b) On or prior to the Series C Redemption Date, the Corporation shall deposit the applicable portion of the Series C Redemption Price of the shares to be redeemed on such Series C Redemption Date with a bank or trust corporation having aggregate capital and surplus in excess of $100,000,000, as a trust fund, with irrevocable instructions and authority to the bank or trust corporation to pay, on and after such Series C Redemption Date, the applicable portion of the Series C Redemption Price of the shares to their respective holders upon the surrender of their share certificates. Any monies deposited by the Corporation pursuant to this Section 9(b) for the redemption of shares thereafter converted into shares of Common Stock pursuant to Section 3 hereof no later than the fifth (5th) day preceding the Series C Redemption Date shall be returned to the Corporation forthwith upon such conversion. The balance of any funds deposited by the Corporation pursuant to this Section 9(b) remaining unclaimed at the expiration of one (1) year following such Series C Redemption Date shall be returned to the Corporation.

          (c) On or after such Series C Redemption Date, each holder of shares of Series C Preferred to be redeemed shall surrender such holder's certificates representing such shares to the Corporation in the manner and at the place designated in the Series C Redemption Notice, and thereupon the applicable portion of the Series C Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event less than all the shares represented by such certificates are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after the date the Corporation deposits funds pursuant to Section 9(b) hereof with respect to shares to be redeemed on such Series C Redemption Date, unless there shall have been a default in payment of the applicable portion of the Series C Redemption Price or the Corporation is unable to pay the applicable portion of the Series C Redemption Price due to not having sufficient legally available funds, all rights of the holders of such shares as holders of Series C Preferred (except the right to receive the Series C Redemption Price without interest upon surrender of their certificates), shall cease and terminate with respect to such shares, provided that in the event that shares of Series C Preferred are not redeemed due to a default in payment by the Corporation or because the Corporation does not have sufficient legally available funds, such shares of Series C Preferred shall remain outstanding and shall be entitled to all of the rights and preferences provided herein.

          (d) In the event of a call for redemption of any shares of Series C Preferred, the Conversion Rights (as defined in Section 3) for the shares of Series C Preferred to be redeemed on a particular Series C Redemption Date shall terminate at the close of business on the fifth (5th) day preceding such Series C Redemption Date, unless default is made in payment of the Series C Redemption Price.

     10.  Series D Preferred - Right of Redemption.
          ----------------------------------------

          (a) Subject to Section 8(e) above, the Corporation shall be obligated to redeem the Series D Preferred as follows:

                (i) Beginning on or after March 31, 2004, the holders of 66 2/3% of the then outstanding shares of Series D Preferred (the "Series D Initiating Holders") may require the Corporation to the extent it may lawfully do so, to redeem all of the outstanding Series D Preferred. Such redemption shall occur on the 45th day following the Corporation's receipt of the Series D Exercise Notice (as defined below) (such date being herein referred to as the "Initial Series D Redemption Date"), provided that the Series D Initiating
                                     --------
Holders shall have the right to revoke a Series D Exercise Notice by giving written notice to the Corporation within fifteen (15) days after their receipt of the Series D Redemption Notice, and provided further that in lieu of
                                       -------- -------
redeeming all of the Series D Preferred on the Initial Series D Redemption Date the Corporation shall have the right to redeem the Series D Preferred in three
(3) equal installments, with the first installment date being the Initial Series D Redemption Date, the second installment being the first anniversary of the Initial Series D Redemption Date and the last installment being the second anniversary of the Initial Series D Redemption Date (the Initial Series D Redemption Date and each of such other redemption dates being herein referred to as a "Series D Redemption Date"). The Corporation shall effect such redemptions on the applicable Series D Redemption Date by paying in cash in exchange for each share of Series D Preferred to be redeemed on each applicable Series D Redemption Date, a sum equal to the fair market value per share of Series D Preferred as of the date of receipt by the Corporation of the Series D Exercise Notice plus all accrued and unpaid dividends with respect to such shares thereon plus interest at the rate of 10% per annum payable on the amount of the unpaid

Series D Redemption Price (as hereinafter defined) accruing from the Initial Series D Redemption Date until paid. The fair market value per share of Series D Preferred for the purposes of this Section 10, shall be determined by the Board of Directors of the Corporation. If such determination is unacceptable to the holders of a majority of the Series D Preferred, then the fair market value per share of Series D Preferred shall be determined by an investment banking firm mutually acceptable to the Corporation and the holders of a majority of the Series D Preferred. The total amount to be paid for the Series D Preferred is hereinafter referred to as the "Series D Redemption Price." The number of shares of Series D Preferred that the Corporation shall be required to redeem on any one Series D Redemption Date shall be equal to the amount determined by dividing
(i) the aggregate number of shares of Series D Preferred outstanding immediately prior to the Series D Redemption Date by (ii) the number of remaining Series D Redemption Dates (including the Series D Redemption Date to which such calculation applies). Shares subject to redemption pursuant to this Section 10(a) shall be redeemed from each holder of Series D Preferred on a pro rata basis.

               (ii) At any time after March 31, 2004, the Series D Initiating Holders can elect to exercise the right of first redemption pursuant to this
Section 10(a) by providing written notice (the "Series D Exercise Notice") to the Corporation. Within fifteen (15) days after the receipt of the Series D Exercise Notice, the Corporation shall (i) send a notice (a Series D "Redemption Notice") to each holder of record of the Series D Preferred to be redeemed at the address of such holder appearing on the books of the Corporation setting forth (a) the Series D Redemption Price for the shares to be redeemed and (b) the place at which such holders may obtain payment of the Series D Redemption Price upon surrender of their share certificates. If the Corporation does not have sufficient funds legally available to redeem all shares to be redeemed at the Series D Redemption Date (including, if applicable, those to be redeemed at the option of the Corporation), then it shall redeem such shares pro rata (based on the portion of the aggregate Series D Redemption Price payable to them) to the extent possible and shall redeem the remaining shares to be redeemed as soon as sufficient funds are legally available.

          (b) On or prior to the Series D Redemption Date, the Corporation shall deposit the applicable portion of the Series D Redemption Price of the shares to be redeemed on such Series D Redemption Date with a bank or trust corporation having aggregate capital and surplus in excess of $100,000,000, as a trust fund, with irrevocable instructions and authority to the bank or trust corporation to pay, on and after such Series D Redemption Date, the applicable portion of the Series D Redemption Price of the shares to their respective holders upon the surrender of their share certificates. Any monies deposited by the Corporation pursuant to this Section 10(b) for the redemption of shares thereafter converted into shares of Common Stock pursuant to Section 3 hereof no later than the fifth (5th) day preceding the Series D Redemption Date shall be returned to the Corporation forthwith upon such conversion. The balance of any funds deposited by the Corporation pursuant to this Section 10(b) remaining unclaimed at the expiration of one (1) year following such Series D Redemption Date shall be returned to the Corporation.

          (c) On or after such Series D Redemption Date, each holder of shares of Series D Preferred to be redeemed shall surrender such holder's certificates representing such shares to the Corporation in the manner and at the place designated in the Series D Redemption Notice, and

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

thereupon the applicable portion of the Series D Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event less than all the shares represented by such certificates are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after the date the Corporation deposits funds pursuant to Section 10(b) hereof with respect to shares to be redeemed on such Series D Redemption Date, unless there shall have been a default in payment of the applicable portion of the Series D Redemption Price or the Corporation is unable to pay the applicable portion of the Series D Redemption Price due to not having sufficient legally available funds, all rights of the holders of such shares as holders of Series D Preferred (except the right to receive the Series D Redemption Price without interest upon surrender of their certificates), shall cease and terminate with respect to such shares, provided that in the event that shares of Series D Preferred are not redeemed due to a default in payment by the Corporation or because the Corporation does not have sufficient legally available funds, such shares of Series D Preferred shall remain outstanding and shall be entitled to all of the rights and preferences provided herein.

          (d) In the event of a call for redemption of any shares of Series D Preferred, the Conversion Rights (as defined in Section 3) for the shares of Series D Preferred to be redeemed on a particular Series D Redemption Date shall terminate at the close of business on the fifth (5th) day preceding such Series D Redemption Date, unless default is made in payment of the Series D Redemption Price.



                                      V.

          1.   Limitation of Directors' Liability. The liability of the
               ----------------------------------
directors of this Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

          2.   Indemnification of Corporate Agents. This Corporation is
               -----------------------------------
authorized to indemnify its agents to the fullest extent permissible under California law. For purposes of this provision the term "agent" has the meaning set forth in Section 317 of the California Corporations Code.

          3.   Repeal or Modification. Any repeal or modification of the
               ----------------------
foregoing provisions of this Article V shall not adversely affect any right of indemnification or limitation of liability of an agent of this Corporation relating to acts or omissions occurring prior to such repeal or modification.

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